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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  MINIMED INC.
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             (Exact Name of Registrant as Specified in its Charter)



       Delaware                                                  95-4408171
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(State of Incorporation                                       (IRS Employer
  or Organization)                                          Identification no.)

    12744 San Fernando Road
       Sylmar, California                                          91342
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(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [ ]              check the following box. box. [X]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(g) of the Act:

           Title of Each Class                    Name of Each Exchange on Which
           to be so Registered                    Each Class is to be Registered
           -------------------                    ------------------------------
            Rights to Purchase
 Series B Junior Participating Cumulative
            Preferred Stock,
         par value $.01 per share                     Nasdaq National Market
 -----------------------------------------        ------------------------------


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
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                                (Title of Class)

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           The undersigned registrant hereby amends Items 1 and 2 of its
Registration Statement on Form 8-A, dated June 14, 1995, as set forth below:

           ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The descriptions of the Registrant's Common Stock, $.01 par value per share, and the associated preferred stock purchase rights which are contained in the Registrant's Registration Statement on Form S-1 (Commission File No. 33-92710), as amended from time to time, are hereby incorporated by reference.

           On February 28, 1999, the Board of Directors of MiniMed Inc. (the "Company") approved an amendment to that certain Rights Agreement (the "Rights Agreement") dated as of July 24, 1995 between the Company and Harris Trust Company of California, as Rights Agent (the "Rights Agent"). The Amendment to the Rights Agreement amends the Rights Agreement to change the initial exercise price of a Right (as defined in the Rights Agreement) from $65.00 to $250.00 and to eliminate those provisions that require that certain actions may only be taken by "Independent Directors" (as defined in the Rights Agreement). Such amendment became effective on May 1, 1999.

           The Amendment to the Rights Agreement is attached hereto as
Exhibit 4.4 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to that Amendment.

           ITEM 2.  EXHIBITS.

           4.1 Certificate of Incorporation*

           4.2 Bylaws*

           4.3 Stockholder Rights Plan*

           4.4 Amendment to Rights Agreement dated as of May 1, 1999 between MiniMed Inc. and Harris Trust Company of California, as Rights Agent, which includes amendments to the Form of Right Certificate set forth as Exhibit B and amendments to the Summary of the Rights set forth as Exhibit C.

           * Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Commission File No. 33-92710), as amended from time to time.


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                                    SIGNATURE


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  May 7, 1999                      MINIMED INC.


                                        By:    /s/ Eric S. Kentor
                                               ---------------------------------
                                        Name:  Eric S. Kentor
                                        Its:   Senior Vice President, General
                                               Counsel and Secretary

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                                  EXHIBIT INDEX



Exhibit                                                                                   Sequentially
Number                                  Description                                      Numbered Page*
------                                  -----------                                      --------------
4.1                   Certificate of Incorporation*

4.2                   Bylaws*

4.3                   Stockholder Rights Plan*

4.4 Amendment to Rights Agreement dated as of May 1, 1999, between MiniMed Inc. and Harris Trust Company of
                      California, as Rights Agent, which includes amendments to the Form of Right Certificate set forth as Exhibit B and amendments to the Summary of the Rights set forth as Exhibit C.

 *                    Incorporated by reference from the Registrant's
                      Registration Statement on Form S-1 (Commission File
                      No. 33-92710), as amended from time to time.





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*Contained only in manually executed version